EXHIBIT 5.1

[Letterhead of Morrison & Foerster LLP]

May 9, 2007

TRANSMONTAIGNE PARTNERS L.P.
1670 Broadway, Suite 3100
Denver, Colorado 80202

        RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for TransMontaigne Partners L.P., a Delaware limited partnership (the "Partnership"), TransMontaigne Operating Company L.P., a Delaware limited partnership (the "Operating Partnership"), TLP Finance Corp., a Delaware corporation ("TLP Finance"), TLP Operating Financing Corp., a Delaware corporation ("TLP Operating Finance" and, together with TLP Finance, the "Co-Issuers"), Coastal Terminals L.L.C., a Delaware limited liability company ("Coastal Terminals"), TPSI Terminals L.L.C., a Delaware limited liability company ("TPSI Terminals"), and Razorback L.L.C., a Delaware limited liability company ("Razorback"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement, No. 333-142108 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership, the Operating Partnership, TLP Finance and TLP Operating Finance and the Subsidiary Guarantors, as defined below, from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000. As used herein, the term "Subsidiary Guarantors" means, (i) with respect to debt securities issued by the Partnership or TLP Finance, the Operating Partnership, Coastal Terminals, TPSI Terminals and Razorback and (ii) with respect to debt securities issued by the Operating Partnership or TLP Operating Finance, Coastal Terminals, TPSI Terminals and Razorback. The securities being registered for sale pursuant to the Registration Statement include (a) common units representing limited partner interests in the Partnership (the "Common Units"); (b) unsecured debt securities of the Partnership, which may be co-issued by TLP Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Partnership Debt Securities"); (c) unsecured debt securities of the Operating Partnership, which may be co-issued by TLP Operating Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Operating Partnership Debt Securities" and, together with the Partnership Debt Securities, the "Debt Securities"); and (d) guarantees (the "Guarantees") of such Debt Securities by one or more of the Partnership and the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities."

        In connection with this opinion, we have examined the Registration Statement, including the prospectus contained therein and the exhibits thereto, and certain other corporate records, documents, instruments and certificates of public officials and of the Partnership, the Co-Issuers and the Subsidiary Guarantors, and have made such inquiries of officers of the Partnership, the Co-Issuers, Subsidiary Guarantors and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

        In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Partnership, the Co-Issuers or the Subsidiary Guarantors, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Partnership, the Co-Issuers and the Subsidiary

Guarantors presented to us for examination. With respect to certain factual matters we have relied upon certificates of officers of the Partnership, the Co-Issuers and the Subsidiary Guarantors.

        We have assumed that the issuance and sale of the Securities by the Partnership, the Operating Partnership, the Co-Issuers and the Subsidiary Guarantors will not violate or constitute a default under (i) any agreement or instrument to which the Partnership, the Operating Partnership, the Co-Issuers, the Subsidiary Guarantors or any of their respective properties is subject, (ii) any law, rule or regulation to which the Partnership, the Operating Partnership, the Co-Issuers or Subsidiary Guarantors is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

        We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the number of shares of Common Units offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Units.

        In addition, our opinions hereinafter expressed are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

        Based upon and subject to the foregoing, we are of the opinion that:

        1.     With respect to the Debt Securities and the Guarantees, when (i) an indenture or similar agreement (the "Indenture") relating to the Debt Securities has been duly authorized, executed and delivered by the Partnership, the Operating Partnership, the Co-Issuers, the Subsidiary Guarantors and the trustee thereunder, (ii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Partnership, the Operating Partnership, the Co-Issuers and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Operating Partnership, the Co-Issuers and the Subsidiary Guarantors against payment of the consideration therefor as provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Partnership, the Operating Partnership, the Co-Issuers or the Subsidiary Guarantors, as applicable.

        2.     With respect to shares of the Common Units, when (i) the Board of Directors of the General Partner of the Partnership has taken all necessary action in conformity with the Agreement of Limited Partnership of the Partnership to approve the issuance of the Common Units, the terms of the offering thereof and related matters, and (ii) certificates representing Common Units have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner of the Partnership against payment of the consideration therefor (which consideration is not less than the par value of the Common Units) as provided therein, such units will be validly issued, fully paid and nonassessable.

        We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and applicable federal laws of the United States of America, as in effect on the date hereof. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement referred to above and the use of our name under the heading "Legal Matters" in the prospectus and any part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP